Jammin Java Corp. 8-K

Exhibit 10.2

SECURED PROMISSORY NOTE

$297,324.05

Los Angeles, CA

Date: June 27, 2016

For value received, Jammin Java Corp., a Nevada corporation dba Marley Coffee (“Maker”) promises to pay to the order of Fifty-Six Hope Road Music Limited, a company organized under the laws of the Bahamas (“Holder”), or to any depository or collections agent, on behalf of Holder, at 100 West 33rd Street, Suite 1007, New York, NY, 10001, or such other address and in such manner, as Holder may from time to time designate in writing, in lawful money of the United States, the principal sum of $297,324.05, in accordance with the following:

ARTICLE 1 – DEFINITIONS

Terms with initial capital letters used in this Note shall have the following meanings, whether used in the singular or the plural:

1.1

“Loan”: The loan evidenced by this Note.

1.2

“Maturity Date”: August 31, 2016.

1.3

“Note”: This Promissory Note.

1.4

“Security Agreement”: That certain Security Agreement of even date herewith made by Maker in favor of Holder.

ARTICLE 2 - INTEREST AND PAYMENTS

2.1

Rate of Interest. The principal balance outstanding from time to time shall bear interest from and after the date hereof (subject to Section 3.5 below), at 0.71%.

2.2

Computation of Interest. With respect to default interest pursuant to Section 3.5 below, such interest shall be calculated on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2.3

Payment. The entire outstanding principal amount of this Note shall be due and payable by Maker without any further action by Holder on the Maturity Date. All payments due hereunder, including payments of principal and/or interest, shall be made by Maker to Holder in United States Dollars and shall be in the form of immediately available funds acceptable to Holder.

2.4

Security. Maker’s obligations hereunder are secured by the collateral as set forth in the Security Agreement, the terms of which are incorporated herein by reference.

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ARTICLE 3 - ADDITIONAL TERMS AND CONDITIONS

3.1

Application of Payments. All payments received, irrespective of how they may be designated by Maker, shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest, then to principal, except that, after the occurrence and during the continuation of any default under this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect. Maker waives the application of any statute or rule of law that would otherwise direct, or permit Maker to direct, the order of application of payments made by Maker or amounts otherwise received by Holder. Interest, if any, not paid when due shall then be added to the principal (which shall not cure the default in payment) and shall thereafter bear like interest.

3.2

No Waiver. The acceptance by Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of Holder’s right to require full payment when due of all future or succeeding installments. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy hereunder shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the failure of Holder after the occurrence of any default hereunder to exercise Holder’s right to declare any amount immediately due and payable shall not constitute a waiver of such right in connection with any future default. Acceleration of maturity, once elected by Holder, may be, in Holder’s sole and absolute discretion rescinded by Holder’s written acknowledgment to that effect.

3.3

Optional and Mandatory Prepayment.

3.3.1

Maker may prepay this Note in whole or in part at any time without penalty. No partial prepayment shall release Maker from thereafter tendering any other payment required herein until this Note is paid in full.

3.3.2

Maker shall prepay this Note with the proceeds received or receivable by Maker relative to the sale, transfer or license of substantially all of the equity or assets of Holder.

3.3.3

Maker shall prepay this Note following any transaction or series of transactions the result of which is that: (a) 2 or more directors are added to the Board of the Maker who were not previously directors or (b) more than 25% of the equity of the debtor is owned by someone not previously a shareholder.

3.4

Default. The following shall constitute a “default” under this Note if not cured within ten (10) days after receipt by Maker of notice of such default:

3.4.1

A default in the punctual payment when due of any amount hereunder;

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3.4.2

Maker’s failure to comply with or to observe any other term or provision of this Note or the Security Agreement;

3.4.3

A default under the Security Agreement that is not timely cured; and/or

3.4.4

The commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Maker or affecting any interest of Maker in any kind of property or asset whether real, personal or mixed, or tangible or intangible.

3.5

Waivers; Acceleration Rights; Interest After Acceleration or Maturity. Upon the occurrence of a default hereunder, Holder may, at its election and without presentment, demand or notice or protest of any kind, all of which are expressly waived by Maker, take any action permitted at law or in equity, including, without limitation declare the entire balance of principal and interest thereon immediately due and payable, together with all costs of collection, including reasonable attorneys’ fees and all expenses incurred in connection with collection of all sums due hereunder. Maker expressly agrees that this Note, or any payment hereunder, may be renewed, modified or extended from time to time and at any time by Holder. This provision shall not, however, be construed as extending the time for payment of any amount hereunder and shall in no event constitute a waiver of Maker’s default with respect to such overdue amount nor prevent Holder from exercising any of its other rights and remedies with respect to such default. At such time as this Note becomes due in full, whether by acceleration (upon default or otherwise), by the occurrence of the Maturity Date or otherwise, if Maker fails to pay all amounts due the unpaid principal balance, accrued interest and costs incurred (and any judgment or decree with respect thereto) shall from and after the date due bear interest until paid at a rate equal to seven and one half percent (7.5%) per annum. The rights, powers, privileges, options and remedies of Holder, as provided in this Note, in the Security Agreement, or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur.

3.6

Representations, Warranties and Covenants. Maker represents and warrants to Holder as follows:

3.6.1

This Note, when executed and delivered by Maker, shall constitute the valid and binding obligation of Maker enforceable in accordance with its terms. Maker has the absolute and unrestricted legal right, power and authority to execute and deliver this Note and consummate the transactions contemplated hereby.

3.6.2

The Maker is solvent, and the execution of this Note and consummation of the transactions contemplated hereby will not render Maker insolvent.

3.7

Time of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

3.8

Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, that, Maker shall not assign this Note without the prior written consent of Holder, at its sole discretion and provided that no such assignment or delegation shall relieve Maker from any of its obligations hereunder.

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3.9

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California without regard to its choice of law provisions. All actions or legal proceedings shall be brought in the courts of Los Angeles County, State of California.

3.10

Further Execution. The parties agree to take all such further actions and to execute such documents, certificates and instruments as may reasonably be necessary to carry out and consummate this Note.

3.11

Entire Agreement; Amendment. This Note and the Security Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. Except as set forth elsewhere herein, this Note may not be modified, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

3.12

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Note, (ii) the balance of the Note shall be interpreted as if such provision were so excluded, and (iii) the balance of the Note shall be enforceable in accordance with its terms.

3.13

Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

3.14

Notices. All notices, requests, demands and other communications required or permitted to be made hereunder shall be in writing and shall be deemed duly given if hand delivered against a signed receipt therefor, sent by registered or certified mail, return receipt requested, first class postage prepaid, sent by nationally recognized overnight delivery service, sent by confirmed facsimile transmission, or sent by confirmed e-mail, in each case addressed to the party entitled to receive the same at the address specified below:

If to Holder, then to:

Fifty-Six Hope Road Music Limited

Attn: Doreen Crujeras

100 West 33rd Street

Suite 1007

New York, NY, 10001

Email: Doreen@bobmarley.com

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and a copy, sent as prescribed herein, to:

Bonnie Eskenazi, Esq.

Greenberg Glusker Fields Claman & Machtinger LLP

1900 Avenue of the Stars

21st Floor

Los Angeles, CA 90067

E-mail: beskenazi@greenbergglusker.com

If to Maker, then to:

Jammin Java Corp.

Attn: Anh Tran

4730 Tejon St.

Denver, CO 80211

E-mail: anh@marleycoffee.com

3.15

Headings. The Section and Subsection headings used herein are for convenience or reference only, are not a part of this Note and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Note.

3.16

Acknowledgement; Drafting Presumption. Each of the parties hereto acknowledges that it has read this Note and knows and understands its contents, and that it has had the opportunity to consult with and to be advised by its own legal counsel with respect to the Note to the extent deemed advisable by it. Maker acknowledges that the Holder’s attorneys, Greenberg Glusker Fields Claman & Machtinger LLP, do not represent it in connection with this Note or any matters arising from or relating to this Note. No presumption shall be applied in any interpretation of this Agreement to the effect that the terms hereof shall be more strictly construed against one party by reason of any rule or construction that a document is to be construed more strictly against the party who prepared it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKER:

JAMMIN JAVA CORP.

By:	/s/ Anh Tran
Name:	Anh Tran
Title:	President

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